Exhibit 99.1
News Release

FOR RELEASE:		CONTACT:
Date	April 29, 2012	Gerry Gould, VP-Investor Relations
Time	12:00 pm Eastern	Tel. (781) 356-9402
gerry.gould@haemonetics.com
Alt. (781) 356-9613

Haemonetics Reports 10% Revenue Growth for Fourth Quarter of Fiscal 2012 and $0.80 Adjusted EPS; Also Establishes Fiscal 2013 Guidance

Braintree, MA, April 29, 2012 - Haemonetics Corporation (NYSE: HAE) today reported fourth quarter 2012 GAAP net revenue of $186.7 million, up 10%, net income of $17.8 million, down 15%, and diluted earnings per share of $0.69, down 14%. Excluding restructuring, transformation and transaction costs, adjusted fourth quarter net income was $20.6 million, down 6%, and adjusted earnings per share were $0.80, down 5%. Excluding currency impacts, net revenue was up 8% in the quarter.1

For fiscal year 2012, Haemonetics reported GAAP net revenue of $727.8 million, up 8%, net income of $66.9 million, down 16%, and diluted earnings per share of $2.59, down 17%. Excluding restructuring, transformation and transaction costs and contingent consideration income, adjusted net income was $78.4 million, down 6%, and adjusted earnings per share were $3.04, down 7%. Excluding currency impacts, year to date fiscal 2012 net revenue was up 6%.1

Brian Concannon, Haemonetics' President and CEO, commented: “The fourth quarter performance completes a fiscal year in which we realized revenue growth every quarter. Plasma disposables growth continued to be strong and our blood management solutions gained traction as the year progressed. This was evident in both Blood Center and Hospital disposables. Growth in Hospital disposables was fueled by demand for the Cell Saver® Elite®, our newest cell salvage device, and continued demand for TEG® disposables as hospital customers continue to seek ways to reduce costs and improve clinical outcomes under the mounting pressures of healthcare reform.”

STRATEGIC AND PRODUCT GROWTH HIGHLIGHTS

Haemonetics continues to make progress expanding its business, reporting the following fourth quarter fiscal 2012 highlights:

•	13% revenue growth in plasma disposables, as collection volume remains robust.

•	9% revenue growth in Blood Center disposables, as platelet growth drives revenues.

•	27% revenue growth in diagnostic disposables products, with Blood Management Solutions driving growth at leading US hospitals.

•	17% growth in equipment sales, giving confidence that disposables revenue growth will continue.

•	IMPACT® accounts increased by 21 in the quarter to 258 as more customers embrace the value of blood management.

•	OrthoPAT® device recall, build and replacement substantially completed.

•	HS Core Bowl reintroduced via limited market release, completion expected in Q1 of fiscal 2013.

•	Extended another multi-year comprehensive equipment and disposables supply agreement with a commercial plasma customer.

•	75% of current commercial plasma business now under contract through Q3 of fiscal 2017 and over 98% through Q3 of fiscal 2015.

Mr. Concannon added: “As we close out fiscal 2012, we are in a very good position to succeed in all of our businesses. The Plasma contract extensions enable us and our customers to confidently plan for and accommodate the growth in demand that is expected in the plasma collection market. Growth in red cell and platelet disposables validates the value inherent in our Blood Management Solutions for our Blood Center customers. And the combination of new OrthoPAT devices, strong demand for TEG devices, our new Cell Saver Elite and an expanding IMPACT customer base bodes well for growth in our Hospital business.”

Revenue was $186.7 million in the quarter, up 10% and $727.8 million in the full fiscal year, up 8%. A revenue breakdown follows:

Plasma

Plasma disposables revenue was $61.9 million for the quarter, up 13%, and $258.1 million for fiscal 2012, up 14%. In the quarter, momentum continued as expected in Haemonetics' North America plasma business and was unusually strong in Japan due to the Japanese Red Cross (“JRC”) increasing inventories of our disposables in anticipation of a system conversion. The company expects its plasma business to have a mid-single digit percentage growth in fiscal 2013 consistent with end market growth rates for plasma derived biopharmaceuticals, despite the first quarter correction of the JRC inventory.

Blood Center

Platelet disposables revenue was $44.1 million for the quarter, up 13%, and $167.9 million in fiscal 2012, up 7%. Platelet revenue continues to benefit from strong sales in emerging markets and the impact of the JRC system conversion.

Red cell disposables revenue was $12.4 million for the quarter, down 1%, in comparison with a strong prior year quarter and $48.0 million in fiscal 2012, up 3%. Though the clinical demand for blood remains flat, red cell revenue grew in fiscal 2012 due to increased collections on the Company's devices as the Company leveraged its IMPACT selling approach to advance Blood Management Solutions.

Hospital

Surgical disposables revenue was $17.3 million for the quarter, up 2%, and $66.6 million in fiscal 2012, flat with the prior year. Notably this was the third consecutive increase after eight consecutive quarters of decline, as the product launch of the Cell Saver Elite device accelerated as expected. Strong Cell Saver Elite equipment sales in the quarter should provide strong near-term disposables growth. Disposables revenue from our OrthoPAT orthopedic perioperative autotransfusion system was $8.4 million in the quarter, down 8%, and $31.2 million in fiscal 2012, down 12%, as the impact of the voluntary recall of pre-2002 devices upon disposables usage began to diminish.

Diagnostics revenue was $6.1 million for the quarter, up 27%, and $23.1 million in the fiscal year, up 19%, as the company's IMPACT initiative continues to drive growth in disposables utilized in the TEG® Thrombelastograph® Hemostasis Analyzer business. TEG equipment sales were especially strong toward the end of the third quarter, a known key indicator for near-term future disposables revenue growth. TEG disposables sales increased 127% in the quarter in China.

Software Solutions revenue was $19.3 million for the quarter, up 9% over a strong prior year quarter, and $70.6 million in fiscal 2012, up 6%. The enhanced offering of software products for Blood Center and Hospital customers continued to drive revenue growth in North America, where a major customer implemented Blood Track, and several installations were completed in the UK.

Equipment and other revenue was $17.2 million in the quarter, up 17%, and $62.4 million in the full fiscal year, up 8%. Equipment revenue is influenced by the timing of tenders and capital budgets. Sales of Cell Saver Elite devices in North America were particularly strong in the quarter.

Haemonetics reported fourth quarter fiscal 2012 revenue growth of 9% in North America, 24% in Japan, 11% in Asia and 2% in Europe. For fiscal 2012, North America revenue was up 11%, Japan revenue was up 13%, Asia revenue was up 9% and Europe revenue was down 2%.

In the quarter, Haemonetics reported adjusted gross margin of 50.8%, down 70 basis points, and adjusted operating margin of 14.5%, down 350 basis points. The Company's adjusted operating expenses were $67.7 million, up 19%. Gross and operating margins were significantly impacted by product recall and quality-related issues that normalized by the end of the quarter. The negative impact on operating results due to our product quality initiatives was approximately 150 basis points of gross margin and $3.5 million of operating earnings, which equates to $0.10 per share in the quarter; and 160 basis points of gross margin and $14.5 million of operating earnings, which equates to $0.41 per share in fiscal 2012.

Balance Sheet and Cash Flow

Cash on hand was $229 million, an increase of $24 million during the quarter. The Company reported continued strong cash flows, though at somewhat reduced levels from the prior year due to the impact of the product recall and other quality-related issues. The cash balance on hand is net of a $50 million share buyback completed in the second quarter of fiscal 2012.

Guidance

Fiscal 2013 organic revenue growth is expected to be approximately 4-6%, with Plasma expected to grow 4-6%, Blood Center 0-2%, Hospital products 12-15% and Software Solutions 5-7%. Full year adjusted gross margin is expected to be in a range of 52-53%, adjusted operating income between $117-$119 million, adjusted earnings per share between $3.30-$3.40, up 9%-12% over fiscal 2012, and free cash flow approximating $85 million, all on an organic basis exclusive of planned acquisitions. Excluding the expected one-time costs associated with two business acquisitions, which are the subject of separate press releases issued today, Haemonetics anticipates the impact to adjusted earnings per share to be at least neutral in fiscal 2013, and accretive in fiscal 2014 and beyond.

More information on the impact of the cost of quality on our adjusted operating results, both for the fourth quarter and the full year, can be found on our web site at http://www.haemonetics.com.1

CONFERENCE CALL

In consideration of the need to discuss the implications of the two acquisition announcements in addition to these quarterly and full year results, Haemonetics will host its webcast two hours earlier than previously communicated, on Monday, April 30, 2012 at 8:00 am Eastern time. Interested parties can participate at:
http://phoenix.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=72118&eventID=4702718.

Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing innovative blood management solutions for our customers. Together, our devices and consumables, information technology platforms, and consulting services deliver a suite of business solutions to help our customers improve clinical outcomes and reduce the cost of healthcare for blood collectors, hospitals, and patients around the world. Our technologies address important medical markets: blood and plasma component collection, the surgical suite, and hospital transfusion services. To learn more about Haemonetics, visit our web site at http://www.haemonetics.com.

This release contains forward-looking statements that involve risks and uncertainties, including technological advances in the medical field and standards for transfusion medicine and our ability to successfully implement products that incorporate such advances and standards, product demand, product quality, market acceptance, regulatory uncertainties, the effect of economic and political conditions, the impact of competitive products and pricing, blood product reimbursement policies and practices, foreign currency exchange rates, changes in customers' ordering patterns, the effect of industry consolidation as seen in the plasma market, the effect of communicable diseases and the effect of uncertainties in markets outside the U.S. (including Europe and Asia) in which we operate and other risks detailed in the Company's filings with the Securities and Exchange Commission. The foregoing list should not be construed as exhaustive.

These forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, though inherently uncertain and difficult to predict. Actual results and experience could differ materially from the forward-looking statements. Information set forth in this press release is current as of today and the Company undertakes no duty or obligation to update this information.

1A reconciliation of GAAP to adjusted financial results is included at the end of the financial sections of this press release as well as on the web at http://www.haemonetics.com. GAAP results include the following items which are excluded from adjusted results: $6.1 million of pre-tax restructuring, transformation and transaction costs in the fourth quarter of fiscal 2012; $1.7 million in pre-tax restructuring and transformation costs in the fourth quarter of fiscal 2011; $19.3 million of pre-tax restructuring, transformation and transaction costs and $1.6 million of contingent consideration income in fiscal 2012; and $8.3 million in pre-tax restructuring and integration costs and $1.9 million of contingent consideration in fiscal 2011. Fiscal 2012 pre-tax restructuring and transformation costs excluded from adjusted financial results include $4.5 million of transaction costs and $3.1 million of expenses for customer claims arising from the HS Core Bowl quality issue. Fiscal 2013 guidance excludes: $20-25 million of planned costs associated with the completion and integration of the two transactions announced today. Those costs include transaction costs necessary to finalize the transaction, and costs necessary to integrate the acquisitions including a dedicated integration team. Onetime adjustments to increase the cost of inventory acquired in the two transactions, such that only a distributor's profit is earned on the first turn of the acquired inventory, will also be excluded from adjusted financial results.

Haemonetics Corporation Financial Summary
(Unaudited data in thousands, except per share data)
Consolidated Statements of Income for the Fourth Quarter of FY12 and FY11

	3/31/2012	4/2/2011	% Inc/(Dec)
	As Reported	As Reported	vs Prior Year
Net revenues	$186,670	$170,033	9.8%
Gross profit	94,612	87,501	8.1%

R&D	8,611	8,786	(2.0)%
S,G&A	65,041	49,820	30.6%
Operating expenses	73,652	58,606	25.7%

Operating income	20,960	28,895	(27.5)%

Other income (expense), net	369	(323)	(214.2)%

Income before taxes	21,329	28,572	(25.3)%

Tax expense	3,524	7,584	(53.5)%

Net income	$17,805	$20,988	(15.2)%

Net income per common share assuming dilution	$0.69	$0.81	(14.2)%

Weighted average number of shares:
Basic	25,229	25,509
Diluted	25,678	25,970

Profit Margins:			Inc/(Dec) vs prior year profit margin %
Gross profit	50.7%	51.5%	(0.8)%
R&D	4.6%	5.2%	(0.6)%
S,G&A	34.8%	29.3%	5.5%
Operating income	11.2%	17.0%	(5.8)%
Income before taxes	11.4%	16.8%	(5.4)%
Net income	9.5%	12.3%	(2.8)%

Haemonetics Corporation Financial Summary
(Unaudited data in thousands, except per share data)
Consolidated Statements of Income for FY12 and FY11

	3/31/2012	4/2/2011	% Inc/(Dec)
	As Reported	As Reported	vs Prior Year
Net revenues	$727,844	$676,694	7.6%
Gross profit	369,240	355,209	4.0%

R&D	36,801	32,656	12.7%
S,G&A	245,261	213,899	14.7%
Contingent consideration income	(1,580)	(1,894)	(16.6)%
Operating expenses	280,482	244,661	14.6%

Operating income	88,758	110,548	(19.7)%

Other income (expense), net	740	(467)	(258.5)%

Income before taxes	89,498	110,081	(18.7)%

Tax expense	22,612	30,101	(24.9)%

Net income	$66,886	$79,980	(16.4)%

Net income per common share assuming dilution	$2.59	$3.12	(16.9)%

Weighted average number of shares:
Basic	25,364	25,077
Diluted	25,795	25,596

Profit Margins:			Inc/(Dec) vs prior year profit margin %
Gross profit	50.7%	52.5%	(1.8)%
R&D	5.1%	4.8%	0.3%
S,G&A	33.7%	31.6%	2.1%
Operating income	12.2%	16.3%	(4.1)%
Income before taxes	12.3%	16.3%	(4.0)%
Net income	9.2%	11.8%	(2.6)%

Revenue Analysis for the Fourth Quarter and FY12 and FY11
(Unaudited data in thousands)

	Three Months Ended
	3/31/2012	4/2/2011	% Inc/(Dec)
	As Reported	As Reported	vs Prior Year
Revenues by geography
United States	$87,485	$80,277	9.0%
International	99,185	89,756	10.5%
Net revenues	$186,670	$170,033	9.8%

Disposable revenues

Plasma disposables	$61,855	$54,965	12.5%

Blood center disposables
Platelet	44,058	39,130	12.6%
Red cell	12,358	12,545	(1.5)%
	56,416	51,675	9.2%
Hospital disposables
Surgical	17,338	17,024	1.8%
OrthoPAT	8,382	9,145	(8.3)%
Diagnostics	6,132	4,839	26.7%
	31,852	31,008	2.7%

Subtotal	150,123	137,648	9.1%

Software solutions	19,349	17,722	9.2%
Equipment & other	17,198	14,663	17.3%
Net revenues	$186,670	$170,033	9.8%

	Year Ended
	3/31/2012	4/2/2011	% Inc/(Dec)
	As Reported	As Reported	vs Prior Year
Revenues by geography
United States	$352,160	$317,355	11.0%
International	375,684	359,339	4.5%
Net revenues	$727,844	$676,694	7.6%

Disposable revenues

Plasma disposables	$258,061	$227,209	13.6%

Blood center disposables
Platelet	167,946	156,251	7.5%
Red cell	48,034	46,828	2.6%
	215,980	203,079	6.4%
Hospital disposables
Surgical	66,619	66,503	0.2%
OrthoPAT	31,186	35,631	(12.5)%
Diagnostics	23,087	19,414	18.9%
	120,892	121,548	(0.5)%

Subtotal	594,933	551,836	7.8%

Software solutions	70,557	66,876	5.5%
Equipment & other	62,354	57,982	7.5%
Net revenues	$727,844	$676,694	7.6%

Consolidated Balance Sheets

	As of
	3/31/2012	4/2/2011

Assets
Cash and cash equivalents	$228,861	$196,707
Accounts receivable, net	135,464	127,166
Inventories, net	117,163	84,387
Other current assets	45,138	40,571
Total current assets	526,626	448,831
Net PP&E	161,657	155,528
Other assets	222,349	228,905

Total assets	$910,632	$833,264

	As of
	3/31/2012	4/2/2011

Liabilities & Stockholders' Equity
Short term debt & current maturities	$894	$913
Other current liabilities	129,850	107,758
Total current liabilities	130,744	108,671
Long-term debt	2,877	3,966
Other long-term liabilities	41,936	34,491
Stockholders' equity	735,075	686,136

Total liabilities & stockholders' equity	$910,632	$833,264

Free Cash Flow Reconciliation

	Three Months Ended
	3/31/2012	4/2/2011

GAAP cash flow from operations	$33,975	$32,139

Capital expenditures	(16,239)	(11,683)
Proceeds from sale of property, plant and equipment	485	1,134
Net investment in property, plant and equipment	(15,754)	(10,549)

Free cash flow after restructuring and transformation costs	18,221	21,590

Restructuring and transformation costs	3,088	3,222
	3,088	3,222

Free cash flow before restructuring and transformation costs	$21,309	$24,812

	Year Ended
	3/31/2012	4/2/2011

GAAP cash flow from operations	$115,318	$123,455

Capital expenditures	(53,198)	(46,669)
Proceeds from sale of property, plant and equipment	1,002	1,468
Net investment in property, plant and equipment	(52,196)	(45,201)

Free cash flow after restructuring and transformation costs	63,122	78,254

Restructuring and transformation costs	12,336	12,567
Global Med employment contracts	—	2,122
	12,336	14,689

Free cash flow before restructuring and transformation costs	$75,458	$92,943

Cost of Quality
(in thousands, except per share data)

The cost of quality are included in both GAAP and Non-GAAP results. This table is intended to provide further details.

	Q4 FY12	Full Year

Revenue	$(2,013)	$(9,012)
Standard Margin	$(2,177)	$(9,489)
Gross Profit	$(2,766)	$(11,735)
Operating Expenses	$704	$2,760
Operating Income	$(3,470)	$(14,495)

Earnings Per Share	$(0.10)	$(0.41)

Haemonetics Corporation Financial Summary
Reconciliation of Non-GAAP Measures

Haemonetics has presented supplemental non-GAAP financial measures as part of this earnings release. A reconciliation is provided below that reconciles each non-GAAP financial measure with the most comparable GAAP measure. The presentation of non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the most directly comparable GAAP measures. There are material limitations to the usefulness of non-GAAP measures on a standalone basis, including the lack of comparability to the GAAP financial results of other companies.

These measures are used by management to monitor the financial performance of the business, inform business decision making, and forecast future results. Performance targets for management are established based upon these non-GAAP measures. In the reconciliations below, we have removed restructuring and transformation costs from our GAAP expenses. Our restructuring and transformation costs are principally related to transaction costs, HS Core customer related expenses, restructuring of certain departments and the disposal of a product line. We believe this information is useful for investors because it allows for an evaluation of the Company with a focus on the performance of our core operations.

Non-GAAP Gross Profit
The use of these non-GAAP measures allows management to monitor the level of total gross profits without the costs of our business transformation. We establish our budgets, forecasts, and performance targets on this basis.

Non-GAAP S,G&A and Non-GAAP Operating Expenses
The use of this non-GAAP measure allows management to monitor the ongoing level of spend that is necessary to support the business in a period when we are not transforming our business or completing an acquisition of in-process research and development. We establish our budgets, forecasts, and performance targets excluding these costs.

Non-GAAP Operating Income and Non-GAAP Income before Income Taxes
The use of these non-GAAP measures allows management to monitor the level of operating and total pre-tax profits without the costs of our business transformation. We establish our budgets, forecasts, and performance targets on this basis.

Non-GAAP Net Income and Earnings per Share
The use of these non-GAAP measures allows management to monitor the level of net income and earnings per share excluding both the costs of our business transformation, as well as any related tax effects. We establish our budgets, forecasts, and performance targets on this basis.

Reconciliation of Non-GAAP Measures for the Fourth Quarter of FY12 and FY11

	Three Months Ended
	3/31/2012	4/2/2011
Non-GAAP gross profit
GAAP gross profit	$94,612	$87,501
Restructuring and transformation costs	167	—
Non-GAAP gross profit	$94,779	$87,501

Non-GAAP R&D
GAAP R&D	$8,611	$8,786
Restructuring and transformation costs	(962)	—
Non-GAAP R&D	$7,649	$8,786

Non-GAAP S,G&A
GAAP S,G&A	$65,041	$49,820
Restructuring and transformation costs	(4,998)	(1,705)
Non-GAAP S,G&A	$60,043	$48,115

Non-GAAP operating expenses
GAAP operating expenses	$73,652	$58,606
Restructuring and transformation costs	(5,960)	(1,705)
Contingent consideration income	—	—
Non-GAAP operating expenses	$67,692	$56,901

Non-GAAP operating income
GAAP operating income	$20,960	$28,895
Restructuring and transformation costs	6,127	1,705
Contingent consideration income	—	—
Non-GAAP operating income	27,087	$30,600

Non-GAAP income before taxes
GAAP income before taxes	$21,329	$28,572
Restructuring and transformation costs	6,127	1,705
Contingent consideration income	—	—
Non-GAAP income before taxes	$27,456	$30,277

Non-GAAP net income
GAAP net income	$17,805	$20,988
Restructuring and transformation costs	6,127	1,705
Contingent consideration income	—	—
Tax benefit associated with non-GAAP items	(3,282)	(681)
Non-GAAP net income	$20,650	$22,012

Non-GAAP net income per common share assuming dilution
GAAP net income per common share assuming dilution	$0.69	$0.81
Non-GAAP items after tax per common share assuming dilution	$0.11	$0.04
Non-GAAP net income per common share assuming dilution	$0.80	$0.85

Presented below are additional Constant Currency performance measures. We measure different components of our business at constant currency. We believe this information is useful for investors because it allows for an evaluation of the Company without the effect of changes in foreign exchange rates. These results convert our local foreign currency operating results to the US Dollar at constant exchange rates of 0.833 Euro to 1.00 US Dollar and 110 Yen to 1.00 US Dollar. They also exclude the results of our foreign currency hedging program described in Note 7 to our consolidated financial statements in our Form 10-K.

	Three Months Ended
	3/31/2012	4/2/2011
Non-GAAP revenues
GAAP revenue	$186,670	$170,033
Foreign currency effects	(14,614)	(11,449)
Non-GAAP revenue - constant currency	$172,056	$158,584

Non-GAAP net income
Non-GAAP net income, adjusted for restructuring and transformation costs	$20,650	$22,012
Foreign currency effects	(4,815)	(4,135)
Income tax associated with foreign currency effects
Non-GAAP net income - constant currency	$15,835	$17,877

Non-GAAP net income per common share assuming dilution
Non-GAAP net income per common share assuming dilution, adjusted for restructuring and transformation costs	$0.80	$0.85
Foreign currency effects after tax per common share assuming dilution	$(0.18)	$(0.16)
Non-GAAP net income per common share assuming dilution - constant currency	$0.62	$0.69

Reconciliation of Non-GAAP Measures for FY12 and FY11

	Year Ended
	3/31/2012	4/2/2011
Non-GAAP gross profit
GAAP gross profit	$369,240	$355,209
Restructuring and transformation costs	1,510	—
Non-GAAP gross profit	$370,750	$355,209

Non-GAAP R&D
GAAP R&D	$36,801	$32,656
Restructuring and transformation costs	(2,864)	—
Non-GAAP R&D	$33,937	$32,656

Non-GAAP S,G&A
GAAP S,G&A	$245,261	$213,899
Restructuring and transformation costs	(14,947)	(8,303)
Non-GAAP S,G&A	$230,314	$205,596

Non-GAAP operating expenses
GAAP operating expenses	$280,482	$244,661
Restructuring and transformation costs	(17,811)	(8,303)
Contingent consideration income	1,580	1,894
Non-GAAP operating expenses	$264,251	$238,252

Non-GAAP operating income
GAAP operating income	$88,758	$110,548
Restructuring and transformation costs	19,321	8,303
Contingent consideration income	(1,580)	(1,894)
Non-GAAP operating income	$106,499	$116,957

Non-GAAP income before taxes
GAAP income before taxes	$89,498	$110,081
Restructuring and transformation costs	19,321	8,303
Contingent consideration income	(1,580)	(1,894)
Non-GAAP income before taxes	$107,239	$116,490

Non-GAAP net income
GAAP net income	$66,886	$79,980
Restructuring and transformation costs	19,321	8,303
Contingent consideration income	(1,580)	(1,894)
Tax benefit associated with non-GAAP items	(6,227)	(2,622)
Non-GAAP net income	$78,400	$83,767

Non-GAAP net income per common share assuming dilution
GAAP net income per common share assuming dilution	$2.59	$3.12
Non-GAAP items after tax per common share assuming dilution	$0.45	$0.15
Non-GAAP net income per common share assuming dilution	$3.04	$3.27

Presented below are additional Constant Currency performance measures. We measure different components of our business at constant currency. We believe this information is useful for investors because it allows for an evaluation of the Company without the effect of changes in foreign exchange rates. These results convert our local foreign currency operating results to the US Dollar at constant exchange rates of 0.833 Euro to 1.00 US Dollar and 110 Yen to 1.00 US Dollar. They also exclude the results of our foreign currency hedging program described in Note 7 to our consolidated financial statements in our Form 10-K.

	Year Ended
	3/31/2012	4/2/2011
Non-GAAP revenues
GAAP revenue	$727,844	$676,694
Foreign currency effects	(54,720)	(41,237)
Non-GAAP revenue - constant currency	$673,124	$635,457

Non-GAAP net income
Non-GAAP net income, adjusted for restructuring, transformation costs and contingent consideration income	$78,400	$83,767
Foreign currency effects	(14,479)	(13,207)
Income tax associated with foreign currency effects	—	2
Non-GAAP net income - constant currency	$63,921	$70,562

Non-GAAP net income per common share assuming dilution
Non-GAAP net income per common share assuming dilution, adjusted for restructuring, transformation costs and contingent consideration income	$3.04	$3.27
Foreign currency effects after tax per common share assuming dilution	$(0.56)	$(0.51)
Non-GAAP net income per common share assuming dilution - constant currency	$2.48	$2.76

Restructuring and Transformation Costs
(in thousands)

GAAP results include the following items which are excluded from adjusted results.

	Three Months Ended
	3/31/2012	4/2/2011

Restructuring and Transformation	$2,774	$1,705

HS Core Claims	(1,097)	—

Transaction Costs	4,450	—

Contingent Consideration	—	—

Total	$6,127	$1,705

	Twelve Months Ended
	3/31/2012	4/2/2011

Restructuring and Transformation	$11,759	$8,303

HS Core Claims	3,112	—

Transaction Costs	4,450	—

Contingent Consideration	(1,580)	(1,894)

Total	$17,741	$6,409